Exhibit 10.10

[BUSINESS BANK LOGO]

DATE:                                   August 12, 2002

TO:                                                  Ed Fix

FROM:                               Charles Hall

RE:                                                    Severance Agreement in the event of a Change of Control

SEVERANCE AGREEMENT IN THE EVENT OF A CHANGE OF CONTROL

BETWEEN BUSINESS BANK OF CALIFORNIA AND ED FIX

Ed:

In the event of (i) a merger where the Bank is not the surviving corporation, (ii) a transfer of all or substantially all of the assets of the Bank or (iii) any acquisition, consolidation or other corporate reorganization where there is a change in ownership of at least fifty-one percent (51%) except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, and, in the event that your employment is terminated for any reason during the twelve (12) month period immediately following the effective date of consummation of such merger or other corporate reorganization by the surviving entity, in the event of merger; by the transferee of assets in the event of a purchase or sale; or by the acquirer, in the event of an acquisition of stock in the Bank, then you shall be entitled to the following severance benefits commencing upon the effective date of termination of your employment: (a) You shall receive within ten (10) days of such termination a Base Benefit equal to twelve (12) months of Pay, and (b) an Added Benefit of two (2) weeks of Pay for each full Year of Service, provided, however, that the total Base Benefit and Added Benefit payable to you shall not exceed eighteen (18) months of Pay.

Nothing in this document is intended to create, or shall be considered or construed as creating an employment contract between you and Business Bank of California, or shall modify or affect in any way your at will employment relationship with Business Bank of California.

Sincerely,

/s/ Charles O. Hall
Charles O. Hall
Chief Executive Officer

/s/ Edwin J. Fix
Edwin J. Fix, Executive Vice President